SHARE EXCHANGE AGREEMENT

                  THIS AGREEMENT is dated for reference the 12th day of February, 2000, and is made


AMONG:

                  FLINTROCK FINANCIAL SERVICES INC., a company incorporated under the laws of the State of Nevada, having an office at Suite 220, 1495 Ridgeview Drive, Reno, Nevada, USA 89509

                  ("FNTF")

AND:

                  TYSA CORPORATION, a company duly incorporated under the laws of the State of Washington, having an office located at 16700 198th Avenue N.E., Woodinville, WA, USA 98072

                  ("Tysa")

AND:

                  STEVEN VAN LEEUWEN, businessperson, of 16700 198th Avenue N.E. , Woodinville, WA, USA 98072

                  ("Steve")

AND:

                  KATHLEEN VAN LEEUWEN, businessperson, of 16700 198th Avenue N.E., Woodinville, WA, USA 98072

                  ("Kathie")

                  (Steve and Kathie collectively the "Vendors")
                  (FNTF, Tysa and the Vendors collectively, the "Parties")


WHEREAS:

A. The Vendors are the registered and beneficial owners of 82.5% of the issued and outstanding shares in the capital stock of Tysa (the "Vendors' Shares"); and

B. The Vendors have agreed to sell to FNTF and FNTF has agreed to purchase from the Vendors the Vendors' Shares, subject to the terms and conditions hereof.

                  NOW THEREFORE THIS AGREEMENT WITNESSES that for and in consideration of the mutual premises and the mutual covenants and agreements contained herein, the parties covenant and agree each with the other as follows:

1.                DEFINITIONS

1.1 For all purposes of this Agreement, including the schedules hereto, the following terms shall have the following meanings:

"Approvals" means the approvals set out in Section 5.1 herein;

"Business Interests" means all of the assets of Tysa including its interests in and to NorthWest Dealer Specialties and California Dealer Specialties, located in Washington State and the State of California, as more particularly described in Schedule "B" hereto;

"Closing" means the completion of the transactions contemplated by this Agreement;

"Closing Date" means the 3rd business day following the day upon which all conditions precedent contemplated under Section 10 are satisfactorily completed or waived, or February 28, 2000 at 4:00 p.m. or at such other time and place as the parties may agree in writing;

"Code" means the Internal Revenue Service Code of 1986, as amended;

"Commission" means the Securities and Exchange Commission;

"Exchange" means the NASD Over The Counter Bulletin Board;

 "Franchisee" means Tysa Corporation;

"Franchisor" means Dealer Specialties International Inc., an Ohio corporation with an office at 60 S. American Way, Monroe, Ohio, USA
45050;

"Indebtedness" means any and all advances, duties, endorsements, guarantees, liabilities, obligations, responsibilities and undertakings assumed, created, incurred or made, whether voluntary or involuntary, however arising, whether due or not due, absolute, inchoate or contingent, liquidated or unliquidated, determined or undetermined, direct or indirect, express or implied;

"Lien" means any mortgage, debenture, charge, hypothecation, pledge, lien or other security interest or encumbrance of whatever kind or nature, regardless of form and whether consensual or arising by laws, statutory or otherwise;

"LOI" means the letter agreement between FNTF and Tysa, dated for reference January 12, 2000.

"Material Adverse Effect" with respect to any entity or group of entities, means any event, change or effect that, when taken individually or together with all other adverse changes and effects, is or is reasonably likely to be materially adverse to the condition (financial or otherwise), properties, assets, liabilities, business, operations or results of such entity and its subsidiaries, taken as a whole, or to prevent or materially delay consummation of the transactions contemplated under this Agreement or otherwise to prevent such entity and its subsidiaries from performing their obligations under this Agreement;

"Name Change" means the change of FNTF's corporate name to "Auteo Media Inc.", or such other name as may be approved by the Secretary of State for Nevada or other regulatory authorities;

"Person" means an individual, corporation, body corporate, partnership, joint venture, society, association, trust or unincorporated organization or any trustee, executor, administrator, or other legal representative;

"Private Placement" means the private placement of 225,000 units at US$6.00 per unit, consisting of one common share, and one warrant to purchase one restricted common share of FNTF for the price of US$8.00 per share within one year of the purchase of the unit;

"Private Placement Shares" means the common shares of FNTF to be issued pursuant to the Private Placement;

"Purchase Price" means collectively the cash consideration set out in Section 2, and the Shares to be issued under Section 2;

"FNTF Financial Statements" means the audited financial statements of FNTF as of December 31, 1999, a copy of which is attached hereto as Schedule "C";

"Regulatory Authorities" means the Exchange and the Commission;

"Shares" means the 2,100,000 common shares in the capital of FNTF being acquired by the Vendors;

"Shareholders Meeting" means the general meeting of the shareholders of FNTF to be called pursuant to paragraph 8.2(b);

"Subsidiary" means any operating subsidiary or business unit of Tysa, whether incorporated or unincorporated;

"Tysa Balance Sheet" means the balance sheet in the Tysa audited financial statements at September 30, 1999, and the unaudited balance sheet as at January 31, 2000 as attached on Schedule "G" hereto;

"Tysa Balance Sheet Date" means [September 30, 1999];

"Tysa Financial Statements" means the full set of Tysa audited and unaudited financial statements, including the balance sheets, statements of changes of financial position, statements of retained earnings, and income statements at September 30, 1999 and January 31, 2000, as attached on Schedule "G" hereto;

"Transfer Agent" means Pacific Stock Transfer Company, the registrar and transfer agent of FNTF at the time of this Agreement;

"Vendors' Shares" means the 42,075 common shares in the capital of Tysa to be purchased by FNTF from the Vendors, being all of the issued and outstanding capital stock of Tysa owned by the Vendors and not under option to Abstract, as listed in Schedule "A" hereto; and

1.2      In this Agreement, except as otherwise expressly provided:

         (a) "Agreement" means this agreement, including the preamble and the schedules hereto, as it may from time to time be supplemented or amended in effect;

         (b) all references in this Agreement to a designated "Section" or other subdivision or to a schedule is to the designated Section or other subdivision of, or Schedule to, this Agreement;

         (c) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Section or other subdivision or Schedule;

         (d) the headings are for convenience only and do not form a part of this Agreement and are not intended to interpret, define, or limit the scope, extent or intent of this Agreement or any provision hereof;

         (e) the singular of any term includes the plural, and vice versa, the use of any term is equally applicable to any gender and, where applicable, a body corporate, the word "or" is not exclusive and the word "including" is not limiting (whether or not non-limiting language, such as "without limitation" or "but not limited" or words of similar import, is used with reference thereto);

         (f) any accounting term not otherwise defined has the meanings assigned to it in accordance with generally accepted accounting principles applicable to the United States;

         (g) any reference to a statute includes and is a reference to that statute and to the regulations made pursuant thereto, with all amendments made thereto and in force from time to time, and to any statute or regulations that may be passed which has the effect of supplementing or superseding that statute or regulations;

         (h) except as otherwise provided, any dollar amount referred to in this Agreement is in U.S. funds; and

         (i) any other term defined within the text of this Agreement has the meaning so ascribed.

1.3               The following are the Schedules to this Agreement:


   Schedule     Description

      A         Vendors' Shares Purchased and Exchanged Shares Issued

      B         Business Interests of Tysa

      C         FNTF's Financial Statements

      D         Securities Positions on Closing

      E         Material Contracts of Tysa

      F         Material Contracts of FNTF

      G         Tysa Financial Statements

      H         Management Agreement


1.4 This Agreement supersedes all previous agreements between FNTF, Tysa and the Vendors.


2.                PURCHASE AND SALE

2.1 Subject to the terms and conditions hereof, at the Closing the Vendors shall sell and FNTF shall purchase the Vendors' Shares in consideration of the Purchase Price which is defined to be EIGHT HUNDRED AND THIRTY FIVE THOUSAND U.S. DOLLARS (US$835,000.00) and 2,100,000 shares in the capital of FNTF, which shall be payable by FNTF or its nominee delivering to the Vendors cash consideration of EIGHT HUNDRED AND THIRTY FIVE THOUSAND U.S. DOLLARS (US$835,000.00) as set out below and by FNTF allotting and issuing up to a maximum of 2,100,000 Shares to the Vendors, determined as follows:

         (a) the sum of EIGHT HUNDRED AND THIRTY FIVE THOUSAND U.S. DOLLARS (US$835,000.00), payable to the Vendors as per Schedule "A", by certified cheque, bank draft or FNTF's solicitor's cheque at Closing;

         (b) TWO MILLION ONE HUNDRED THOUSAND (2,100,000) shares in the capital of FNTF, to be delivered and held in accordance with the provisions of this section 2 and the management agreement with Steve.

2.2 The Shares shall be issued and allotted to the Vendors in the proportions set forth on Schedule "A" hereto.

2.3 The Shares shall be held by the Vendors pursuant to terms of paragraph 2.5.

2.4 On completion of the transactions contemplated herein, the outstanding share capital of FNTF shall be no more than 8,300,000 shares, unless otherwise agreed by the parties in writing.

2.5      SECURITIES LAW COMPLIANCE

                  2.5.1 The Shares to be issued pursuant to this Agreement shall not be registered under the Securities Act of 1933, as amended ("US Securities Act").

                  2.5.2 Stock Restrictions. The certificates representing the Shares issued pursuant to this Agreement shall bear a restrictive legend or legends (and stop transfer orders shall be placed against the transfer thereof with Transfer Agent), stating substantially as follows:

                  "THE  SHARES  REPRESENTED  BY THIS  CERTIFICATE  HAVE NOT BEEN
REGISTERED  UNDER  THE  SECURITIES  ACT OF 1933,  AND  HAVE  BEEN  ACQUIRED  FOR
INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISPOSITION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933."

3.                CLOSING AND ADJUSTMENTS

3.1 The Closing will take place on the Closing Date at the offices of Michael J. Morrison, or such place as the parties may mutually agree.

4.                TRANSACTION EXPENSES

4.1 Each party to this Agreement shall bear all costs and expenses incurred by it in negotiating and preparing this Agreement and in closing and carrying out the transactions contemplated by this Agreement. All costs and expenses related to satisfying any condition or fulfilling any covenant contained in this Agreement shall be borne by the party whose responsibility it is to satisfy the condition or fulfill the covenant in question. Notwithstanding the foregoing, it is expressly acknowledged and agreed that FNTF shall make available the sum of TWENTY THOUSAND U.S. DOLLARS (US$20,000.00) for the purposes of assisting Tysa in satisfying certain professional fees it has incurred in connection with this transaction.

5.                APPROVALS

5.1 The obligations of the parties to complete the purchase and sale of the Vendors' Shares on the terms herein shall be subject to the following filings and approvals:

         (a) all regulatory approvals required for acquisition of Tysa and the completion of the Name Change of FNTF (subject to the filing of final documentation after Closing);

         (b) the passing of the resolutions by shareholders of FNTF contemplated by paragraph 8.2(b) at the Shareholders Meeting; and

         (c) the consent of the Franchisor to the acquisition of the Vendor's Shares of Tysa by FNTF, and any and all other consents as may be required by the Franchisor.

6.                VENDORS' AND TYSA'S WARRANTIES AND REPRESENTATIONS

6.1 Each of the Vendors warrant and represent to FNTF, as to their individual interests, with the intent that FNTF will rely thereon in entering into this Agreement and in concluding the transactions contemplated herein, that:

         (a) such Vendor is the registered holder of that number of the Vendors' Shares listed opposite his name in Schedule "A" hereto, free and clear of all Liens, and such Vendor has no other interest, legal or beneficial, direct or indirect, in any other shares in the capital of Tysa, or in the assets or business of Tysa;

         (b) such Vendor has the power and capacity and good and sufficient right and authority to enter into this Agreement on the terms and conditions herein set forth and to transfer the legal and beneficial title and ownership of the Vendors' Shares to FNTF and this Agreement constitutes a valid obligation of such Vendor, legally binding and enforceable against such Vendor in accordance with its terms;

         (c) such Vendor is not acting jointly or in concert with any other Vendors so that the sum total of all Vendors is greater than five persons;

         (d) such Vendor has read this Agreement and the other documents to be delivered in connection with the consummation of the transactions contemplated hereby and has made an independent examination of the transactions contemplated hereby (including the tax consequences thereof). The Vendor acknowledges that the Vendor has had an opportunity to consult with and has relied solely upon the advice, if any, of the Vendor's legal counsel, financial advisors, or accountants with respect to the transactions contemplated hereby to the extent the Vendor has deemed necessary, and has not been advised or directed by Tysa, FNTF or their respective legal counsel or other advisors in respect of any such matters and has not relied on any such parties in connection with this Agreement and the transactions contemplated hereby;


         (e) the Shares to be acquired by the Vendor will be acquired for investment for the Vendor's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Vendor has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, the Vendor further represents that he does not presently have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Shares and the Vendor's Shares convey such Vendor's interest in the assets of Tysa, and also that Tysa owns all of the assets required to conduct its business, including the ideas and concepts of the Vendors regarding the expansion of Tysa's business to include e-commerce, multimedia, new media, telecommunications, auctions, automotive parts and accessories, as set out in more detail in the press release of FNTF dated February 23, 2000;

         (f) such Vendor has had an opportunity to discuss FNTF's business, management, financial affairs and the terms and conditions of the offering of the Shares with FNTF's management. The Vendor understands that such discussions, as well as any other written information delivered by FNTF to the Vendor, were intended to describe the aspects of the FNTF's business which it believes to be material to this transaction;

         (g) such Vendor understands that the Shares have not been, and will not be, registered under the US Securities Act. The Vendor understands that the Shares are "restricted securities" under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Vendor must hold the Shares indefinitely unless they are registered with the Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Vendor acknowledges that FNTF has no obligation to register or qualify the Shares for resale. The Vendor further acknowledges that if an exemption from registration of qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Shares, and on requirements relating to FNTF which are outside of the Vendor's control, and which FNTF is under no obligation and may not be able to satisfy; and


         (h) such Vendor is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the US Securities Act.


6.2 Tysa warrants and  represents  to FNTF,  with the intent that FNTF will rely
thereon  in  entering  this  Agreement  and  in  concluding   the   transactions
contemplated herein, that:

         (a) Tysa is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Washington and has the power, authority and capacity to hold the Business Interests and to enter into this Agreement and to carry out its terms;

         (b) the making of this Agreement, the completion of the trans-actions contemplated hereby and the performance of and compliance with the terms hereof, does not conflict with or result in the breach of or the acceleration of any indebtedness under, any terms, provisions or conditions of, or constitute default under the constating documents of Tysa or any share- holder agreement, indenture, mortgage, deed of trust, agreement, lease, franchise, certificate,consent, permit, licence, authority or other instrument to which Tysa is a party or is bound or any judgment, decree, order, rule or regulation of any court or administrative body by which Tysa is bound, or, to its knowledge, of any law or regulation applicable to Tysa, and to its knowledge Tysa is not in breach, default or otherwise in violation of any instrument to which it is a party;


         (c) the execution and delivery of this Agreement and the completion of the transactions contemplated hereby have been, or will be as of the Closing Date, duly and validly authorized by all necessary corporate action on the part of Tysa, and this Agreement constitutes a valid obligation of Tysa, legally binding and enforceable against Tysa in accordance with its terms;

         (d) the authorized and issued capital of Tysa consists of 100,000 common shares without par value; the Vendors' Shares are validly issued and outstanding as fully paid and non-assessable, and comprise 82.5% of the issued and outstanding shares of Tysa;

         (e) other than an option to purchase 12.5% of the shares of Tysa, granted to Abstract Enterprises Corp. ("Abstract"), as set out in Schedule "E" hereto, no Person has any agreement, right or option, consensual or arising by law, present or future, contingent or absolute, or capable of becoming an agreement, right or option:

                  (i) to require Tysa to issue any further or other shares in its capital, or any other security convertible or exchangeable into shares in its capital, or to convert or exchange any securities into or for shares in the capital of Tysa;

                  (ii) for the issue or allotment of any of the authorized but unissued shares in the capital of Tysa;

                  (iii) to require Tysa to purchase, redeem or otherwise acquire any of the issued and outstanding shares in the capital of Tysa; or

                  (iv) to purchase or otherwise acquire any shares in the capital of Tysa;

         (f) except as set forth on Schedule "E" hereto, Tysa does not have any material contracts, agreements, undertakings or arrangements, whether oral, written or implied, of any nature;

         (g)      there are no  actions,  suits,  judgments,  investigations  or proceedings outstanding or pending or to its knowledge threatened against or affecting Tysa at law or in equity or before or by any court or governmental authority, department, commission, board, tribunal, bureau or agency and Tysa is not a party to or threatened with any litigation;

         (h) Tysa is the sole recorded holder and sole legal beneficiary of the Business Interests as set out in Schedule "B", and to Tysa's knowledge, the Business Interests are in good standing in accordance with the laws of Washington, Ohio and California;

         (i) to Tysa's knowledge, Tysa is not in default of any provision of any of the Business Interests and Tysa knows of no reason for the Business Interests to be cancelled or terminated prior to the expiry of the term thereof;

         (j) the Business Interests and the assets utilized therein consti-tute set out the material assets of Tysa;

         (k) from the date of the execution of the LOI between FNTF and Tysa there has not been, occurred or arisen any:

                  (i) transaction by Tysa except in the ordinary course of business as conducted on that date and consistent with past practices, other than the sale of 5%, and the granting of an option on 12.5%, of the capital of Tysa to Abstract;

                  (ii) amendments or changes to the Articles of Incorpora-tion or Bylaws of Tysa;

                  (iii) capital expenditure or commitment for capital expenditures by Tysa, in any individual amount exceeding $5,000, or in the aggregate, exceeding $10,000, except as discussed with and approved in writing by FNTF;

                  (iv) destruction of, damage to, or loss of any assets (including, without limitation, intangible assets), business or customer of Tysa (whether or not covered by insurance) which would constitute a Material Adverse Effect;

                  (v) written claim of wrongful discharge or other unlawful labor practice or action;

                  (vi) change in accounting methods or practices (including any change in depreciation or amortization policies or rates, any change in policies in making or reversing accruals, or any change in capitalization of software development costs) by Tysa, other than the conversion to a full accrual method of accounting, which has been disclosed to FNTF;

                  (vii)    revaluation by Tysa of any of its material assets;

                  (viii) declaration, setting aside, or payment of a dividend or other distribution in respect to the capital stock of Tysa, or any direct or indirect redemption, purchase or other acquisition by Tysa of any of its capital stock that will result in Tysa violating the covenants set forth in Section 8.1 of this Agreement;

                  (ix) increase in the salary or other compensation payable or to become payable by Tysa to any officers, directors, employees or consultants of Tysa, except in the ordinary course of business consistent with past practice, or the declaration, payment, or commitment or obligation of any kind for the payment by Tysa of a bonus or other additional salary or compensation to any such person, that will result in Tysa violating the covenants set forth in Section 8.1 of this Agreement;

                  (x) the establishment of any bonus, insurance, deferred compensation, pension, retirement, profit sharing, stock option (including without limitation, the granting of stock options, stock appreciation rights, performance awards), stock purchase or other employee benefit plan;

                  (xi) sale, lease, license or other disposition of any of the assets or properties of Tysa, except the sale to
                           Abstract or in the ordinary course of business;

                  (xii) termination or material amendment of any material contract, agreement or license (including any distribution agreement) to which Tysa is a party or by which it is bound;

                  (xiii) loan by Tysa to any person or entity, or guaranty by Tysa of any loan, except for (i) travel or similar advances made to employees in connection with their employment duties in the ordinary course of business, consistent with past practices and (ii) trade payables not in the ordinary course of business, consistent with past practices;

                  (xiv) waiver or release of any right or claim of Tysa, including any write-off or other compromise of any account receivable of Tysa, in excess of $5,000 in the aggregate;

                  (xv) commencement or notice or threat of commencement of any lawsuit or proceeding against Tysa or, to Tysa's or Tysa's officers' or directors' knowledge, investigation of Tysa or its affairs;

                  (xvi) written notice of any claim of ownership by a third party of Tysa's Intellectual Property as defined below, or of infringement by Tysa of any third party's Intellectual Property rights;

                  (xvii) issuance or sale by Tysa of any of its shares of capital stock, or securities exchangeable, convertible or exercisable therefor, or of any other of its securities other than to Abstract as herein before described;

                  (xviii) material change in pricing or royalties set or charged by Tysa to its customers or licensees or in pricing or royalties set or charged by persons who have licensed Intellectual Property to Tysa;

                  (xix) to Tysa's knowledge, any event or condition of any character that has or could reasonably be expected to have a Material Adverse Effect on Tysa; and

                  (xx) agreement by Tysa, or any officer or employee of Tysa on behalf of Tysa to do any of the things described in the preceding clauses (i) through (xix) (other than negotiations with FNTF and its representatives regarding the transactions contemplated by this Agreement);

         (l) there is no private or governmental action, suit, proceed-ing, claim, arbitration or investigation pending before any agency, court or tribunal, foreign or domestic, for which Tysa has received notice thereof or, to Tysa's knowledge, threatened against Tysa or any of its proper- ties or any of its officers or directors (in their capacities as such) that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on Tysa. There is no judgment, decree or order against Tysa or, to Tysa's knowledge, any of its directors or officers (in their capacities as such), that could prevent, enjoin, or materially alter or delay any of the transactions contemplated by this Agreement, or that could reasonably be expected to have a Material Adverse Effect on Tysa. All litiga-tion to which Tysa is a party (or, to the knowledge of Tysa, threatened to be- come a party) has been disclosed in the Tysa Disclosure Schedule;


         (m) there is no agreement, judgment, injunction, order or decree binding upon Tysa which has or could reasonably be expected to have the effect of prohibiting or materially impairing any current or future business practice of Tysa, any acquisition of property by Tysa or the overall business activity as currently conducted by Tysa. Tysa has not entered into any agreement under which Tysa is restricted from selling, licensing or otherwise distributing any of its products to any class of customers, in any geographic area, during any period of time or in any segment of the market;

         (n)      Permits; Tysa Products; Regulation

                  (i) to Tysa's knowledge, Tysa is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders necessary for Tysa, to own, lease and operate its properties or to carry on its business as it is now being conducted (the "Tysa Authorizations") and no suspension or cancellation of any Tysa Authorization is pending or threatened,except, in any case, where the failure to have, or the suspension or cancellation of, any Tysa Authorization could not reasonably be expected to have a Material Adverse Effect on Tysa. To its knowledge, Tysa is not in conflict with, or in default or violation of, (i) any laws applicable to Tysa or by which any property or asset of Tysa is bound or affected, (ii) any Tysa Author- ization or (iii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Tysa is a party or by which Tysa or any property or asset of Tysa is bound or affected, except, in any case, for any such conflict, default or violation that would not, individually or in the aggregate have a Material Adverse Effect on Tysa;

                  (ii) except as would not reasonably be expected to have a Material Adverse Effect on Tysa, to Tysa's knowledge, there have been no written notices, citations or decisions by any governmental or regulatory body that any product produced, manufactured, marketed or distributed at any time by Tysa (the "Products") is defective or fails to meet any applicable standards promulgated by any such governmental or regulatory body. To the knowledge of Tysa and the Vendors, Tysa has complied in all material respects with the laws, regulations, policies, procedures and specifications with respect to the design, manufacture, labeling, testing and inspection of the Products. There have been no recalls, field notifications or seizures ordered or, to Tysa's knowledge, threatened by any such governmental or regulatory body with respect to any of the Products; and

                  (iii) to Tysa's knowledge, Tysa has obtained wherever Tysa is marketing or has marketed its Products, all applicable licenses, registrations, approvals, clearances and authorizations required by local, state or federal agencies in such countries regulating the safety, effectiveness and market clearance of the Products currently or previously marketed by Tysa in such countries, except for any such failures as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Tysa;

         (o)      Title to Property

                  (i) Tysa has good and marketable title to all of its res-pective properties, interests in properties and assets, real and personal, reflected in the Tysa Balance Sheet or acquired after the Tysa Balance Sheet Date (except properties, interests in properties and assets sold or otherwise disposed of since the Tysa Balance Sheet Date in the ordinary course of business), or with respect to leased properties and assets, valid lease- hold interests in, free and clear of all mortgages, liens, pledges, charges or encumbrances of any kind or character, except (i) the lien of current taxes not yet due and payable, (ii) such imperfections of title, liens and easements as do not and will not materially detract from or interfere with the use of the properties subject thereto or affected thereby, otherwise materially impair business operations involving such properties and (iii) liens secur- ing debt which is reflected on the Tysa Balance Sheet. The plants, property and equipment of Tysa that are used in the operations of its business are in good operating condition and repair, less ordinary wear and tear;

                  (ii) the Tysa Balance Sheet and Schedule B (collectively the "Tysa Disclosure Schedule") also sets forth a true, correct and complete list of all equipment (the "Equipment") owned or leased by Tysa, and such Equipment is, taken as a whole, (i) adequate for the conduct of Tysa's business, consistent with its past practice and (ii) in good operating condition (except for ordinary wear and tear);

         (p)       Intellectual Property

                  (i) Tysa owns, or is licensed or otherwise possess legally enforceable rights to use all patents, patent rights, trademarks, trademark rights, trade names, trade name rights, service marks, copyrights, and any applications for any of the foregoing, net lists, schematics, industrial models, inventions, technology, know-how, trade secrets, inventory, ideas, algorithms, processes, computer software programs or applications (in both source code and object code form), and tangible or intangible proprietary information or material ("Intellectual Property") that are used or proposed to be used in the busi- ness of Tysa as currently conducted by Tysa, except to the extent that the failure to have such rights has not had and could not reasonably be expected to have a Material Adverse Effect on Tysa;

                  (ii) the Tysa Disclosure Schedule lists (i) all patents and patent applications and all registered and unregistered trademarks, trade names and service marks, registered and unregistered copy- rights, and mask work rights, included in the Intellectual Property, including the jurisdictions in which each such Intellectual Property right has been issued or registered or in which any application for such issuance and registration has been filed, (ii) all licenses, sublicenses and other agree- ments to which Tysa is a party and pursuant to which any person is authorized to use any Intellectual Property, and (iii) all licenses, sublicenses and other agreements as to which Tysa is a party and pursuant to which Tysa is authorized to use any third party patents, trade- marks or copyrights, including software ("Third Party Intellectual Proper- ty Rights") which are incorporated in, are, or form a part of any products of Tysa that are, individually or in the aggregate, material to the business of Tysa. To its knowledge, Tysa is not in violation of any li-cense, sublicense or agreement described in the Tysa Disclosure Schedule. Ex- cept as set forth in the Tysa Disclosure Schedule, Tysa is the sole and exclusive owner or licensee of, with all right, title and interest in and to (free and clear of any liens), the Intellectual Property, and has sole and exclusive rights (and is not contractually obligated to pay any compensation to any third party in respect thereof) to the use thereof or the material covered thereby in connection with the services or products in respect of which Intellectual Property is being used;

                  (iii) to Tysa's knowledge, there is no material unauthorized use, disclosure, infringement or misappropriation of any Intellectual Property rights of Tysa, any trade secret material to Tysa any Subsidiary or any Intellectual Property right of any third party to the extent licensed by or through Tysa, by any third party, including any employee or former employee of Tysa. Tysa has not entered into any agreement to indemnify any other person against any charge of infringement of any Intellectual Property, other than indemnification provisions contained in purchase orders arising in the ordinary course of business;

                  (iv) Tysa is not nor will be as a result of the execution and delivery of this Agreement or the performance of its obligations under this Agreement, in breach of any license, sublicense or other agreement relating to the Intellectual Property or Third Party Intellectual Property Rights, the breach of which could reasonably be expected to have a Material Adverse Effect on Tysa;

                  (v) to Tysa's knowledge, all patents, registered trademarks, service marks and copyrights held by Tysa are valid and existing and there is no assertion or claim (or basis therefor) challenging the validity of any Intellectual Property of Tysa. Tysa has not been sued in any suit, action or proceeding which involves a claim of infringement of any patents, trademarks, service marks, copyrights or violation of any trade secret or other proprietary right of any third party. To Tysa's and the Ven- dors' knowledge, neither the conduct of the business of Tysa as currently con- ducted or contemplated nor the manufacture, sale, licensing or use of any of the products of Tysa as now manufactured, sold or licensed or used, nor the use in any way of the Intellectual Property in the manufacture, use, sale or li- censing by Tysa of any products currently proposed, infringes on or will in- fringe or conflict with, in any way, any license, trademark, trademark right, trade name, trade name right, patent, patent right, industrial model, invention, service mark or copyright of any third party that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect on Tysa. All registered trademarks, service marks and copyrights held by Tysa are valid and subsisting. To Tysa's knowledge, no third party is challenging the ownership by Tysa, or validity or effectiveness of, any of the Intellectual Property. Tysa has not brought any action, suit or proceed- ing for infringement of Intellectual Property or breach of any license or agreement involving Intellectual Property against any third party. There are no pending, or to the best of Tysa's knowledge, threatened interference, re- examinations, oppositions or nullities involving any patents, patent rights or applications therefor of Tysa or any Subsidiary, except such as may have been commenced by Tysa. To Tysa's knowledge there is no breach or violation of or threatened or actual loss of rights under any licenses to which Tysa is a party;

                  (vi) Tysa has secured valid written assignments from all consultants and employees who contributed to the creation or development of Intellectual Property of the rights to such contributions that Tysa does not already own by operation of law; and

                  (vii) to Tysa's knowledge, Tysa has taken all necessary and appropriate steps to protect and preserve the confidentiality of all Intellectual Property not otherwise protected by patents, patent applica- tions or copyright ("Confidential Information"). Tysa has a policy requiring each of its employees and contractors to execute proprietary information and confidentiality agreements substantially in Tysa's standard forms and all current and former employees and contractors of Tysa and each Subsidiary have executed such an agreement. All use, disclosure or appropriation of Confi- dential Information owned by Tysa by or to a third party has been pursuant to the terms of a written agreement between Tysa and such third party and all use, disclosure or appropriation of Confidential Information not owned by Tysa has been pursuant to the terms of a written agreement between Tysa and the owner of such Confidential Information, or is otherwise lawful;

         (p)      Environmental Matters

                  (i) to Tysa's knowledge, Tysa has not violated in the past, nor is it in current violation of any federal, state or local laws, ordinances, codes, regulations, rules, policies and orders, as each may be amended from time to time, that are intended to assure the protection of the environment, or that classify, regulate, call for the remediation of, require reporting with respect to, or list or define air, water, groundwater, solid waste, hazardous or toxic substances, materials, wastes, pollutants or contaminants; which regulate the manufacture, handling, transport, use, treatment, storage or disposal of Hazardous Materials (as defined below) or materials containing Hazardous Materials; or which are intended to assure the protection, safety and good health of employees, workers or other persons, including the public (the "Environmental and Safety Laws"); (ii) for the purpose of this section, "Hazardous Materials" shall mean any toxic or hazardous  substance,  material or waste or any  pollutant  or contaminant, or infectious or radioactive substance or material, including without limitation, those substances, materials and wastes defined in or regulated under any Environmental and Safety Laws; petroleum or petroleum products including crude oil or any fractions thereof; natural gas, synthetic gas, or any mixtures thereof; radon; asbestos; or any other pollutant or contaminant;

         (q)      Taxes

                  (i) for purposes of this paragraph and other provisions of this Agreement relating to Taxes, the following definitions shall apply:

                           (A) the term "Taxes" shall mean all taxes, however denominated, including any interest, penalties or other additions to tax that may become payable in respect thereof, (I) imposed by any federal, territorial, state, local or foreign government or any agency or political subdivision of any such government, which taxes shall include, without limiting the generality of the foregoing, all income or profits taxes (including but not limited to, federal, state and foreign income taxes), payroll and employee withholding taxes, unemployment insurance contributions, social security taxes, sales and use taxes, ad valorem taxes, excise taxes, franchise taxes, gross receipts taxes, withholding taxes, business license taxes, occupation taxes, real and personal property taxes, stamp taxes, environmental taxes, transfer taxes, workers' compensation, Pension Benefit Guaranty Corporation premiums and other governmental charges, and other obligations of the same or of a similar nature to any of the foregoing, which are required to be paid, withheld or collected,
                           (II) any liability for the payment of amounts referred to in (I) as a result of being a member of any affiliated, consolidated, combined or unitary group, or (III) any liability for amounts referred to in (I) or (II) as a result of any obligations to indemnify another person;

                           (B) the term "Returns" shall mean all reports, estimates, declarations of estimated tax, information statements and returns required to be filed in connection with any Taxes, including information returns with respect to backup withholding and other payments to third parties; and


                  (ii)     to Tysa's  knowledge  all  Returns  required  to be
               filed by or on behalf of Tysa have been duly filed on a timely basis and such Returns are true, complete and correct in all material respects. All Taxes shown to be payable on such Returns or on subsequent assessments with respect thereto, and all payments of estimated Taxes required to be made by or on be- half of Tysa under Section 6655 of the Code or comparable provisions of state, local or foreign law, have been paid in full on a timely basis, and no other Taxes are payable by Tysa with respect to items or periods covered by such Returns (whether or not shown on or reportable on such Returns). To Tysa's knowledge, Tysa has withheld and paid over all Taxes required to have been withheld and paid over, and complied with all information reporting and back- up withholding in connection with amounts paid or owing to any employee, creditor, independent contractor, or other third party. To Tysa's knowledge, there are no liens on any of the assets of Tysa with respect to Taxes, other than liens for Taxes not yet due and payable or for Taxes that Tysa is contest- ing in good faith through appropriate proceedings. Tysa has no subsidiaries and has not at any time been a member of an affiliated group of corporations filing consolidated, combined or unitary income or franchise tax returns for a period for which the statute of limitations for any Tax potentially applicable as a result of such membership has not expired;

                  (iii) to Tysa's knowledge, the amount of Tysa's liabilities for unpaid Taxes for all periods through the date of the Tysa Balance Sheet Date do not, in the aggregate, exceed the amount of the current liability accruals for Taxes reflected on the Financial Statements, and the Financial Statements properly accrue in accordance with GAAP all liabilities for Taxes of Tysa payable after the Tysa Balance Sheet Date attributable to transactions and events occurring prior to such date. To Tysa's knowledge, no liability for Taxes of Tysa has been incurred (or prior to Closing will be incurred) since such date other than in the ordinary course of business;

                  (iv) FNTF has been furnished by Tysa with true and complete copies of (i) all relevant portions of income tax audit reports, statements of deficiencies, closing or other agreements received by or on behalf of Tysa relating to Taxes, if any, and (ii) all federal, state and foreign income or franchise tax returns and state sales and use tax Returns for or including Tysa for all periods since Tysa's inception;

                  (v) to Tysa's knowledge, no audit of the Returns of or including Tysa by a government or taxing authority is in process, threatened or, to Tysa's knowledge, pending (either in writing or orally, formally or informally). To Tysa's knowledge, no deficiencies exist or have been asserted (either in writing or orally, formally or informally) or are expected to be asserted with respect to Taxes of Tysa, and Tysa has not received notice (either in writing or orally, formally or informally) nor does it expect to receive notice that it has not filed a Return or paid Taxes required to be filed or paid. Tysa is not a party to any action or proceeding for assessment or collection of Taxes, nor has such event been asserted or threatened (either in writing or orally, formally or informally) against Tysa or any of its assets. No waiver or extension of any statute of limitations is in effect with respect to Taxes or Returns of Tysa. Tysa has disclosed on its federal and state income and franchise tax returns all positions taken therein that could give rise to a substantial understatement penalty within the meaning of Code Section 6662 or comparable provisions of applicable state tax laws, if any;

                  (vi) Tysa is not (nor has it ever been) parties to any tax sharing agreement; and

                  (vii) Tysa is not, nor has it been, a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in
               Section 897(c)(1)(A)(ii) of the Code. Tysa is not a "consenting corporation" under Section 341(f) of the Code. Tysa has not entered into any compensatory agreements with respect to the performance of services which payment thereunder would result in a non- deductible expense to Tysa pursuant to Section 280G of the Code or an ex- cise tax to the recipient of such payment pursuant to Section 4999 of the Code. Tysa has not agreed to, nor to Tysa's knowledge is it required to make, other than by reason of the purchase of the Vendor's Shares by FNTF, any adjust- ment under Code Section 481(a) by reason of, a change in accounting method, and Tysa will not otherwise have any income reportable for a period ending after the Closing Date attributable to a transaction or other event (e.g., an installment sale) occurring prior to the Closing Date with respect to which Tysa received the economic benefit prior to the Closing Date;

(r)      Employee Benefit Plans

                           (i) Tysa does not have any employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) other than a health insurance plan and a simple IRA plan for its employees. Tysa has none of the following: (A) loans to a non-officer employee in excess of $10,000, loans to officers and directors and any stock option, stock purchase, phantom stock, stock appreciation right, supplemental retirement, severance, sabbatical, medical, dental, vision care, disability, employee relocation, cafeteria benefit (Code Section 125) or dependent care (Code Section 129), life insurance or accident insurance plans, programs or arrangements, (B) contracts and agreements relating to employment that provide for annual compensation in excess of $100,000 and severance agree- ments, with any of the directors, officers or employees of Tysa (other than, in each case, any such contract or agreement that is terminable by Tysa at will or without penalty or other adverse consequence), (C) bonus, pension, profit sharing, savings, deferred compensation or incentive plans, programs or arrangements, (D) other fringe or employee benefit plans, programs or arrangements that apply to senior management of Tysa and that do not generally apply to all employees, and (E) current or former employment or executive compensation or severance agreements, written or otherwise, as to which unsatisfied obligations of Tysa of greater than $10,000 remain for the benefit of, or relating to, any present or former employee, consultant or director of Tysa to be the "Tysa Employee Plans");

                           (ii) Tysa has furnished to FNTF a copy of each of the Tysa Employee Plans and related plan documents (including trust documents, insurance policies or contracts, employee booklets, summary plan descriptions and other authorizing documents, and, to the extent still in its possession, any material employee communications relating thereto);

                           (iii) except as set forth in the Tysa Disclosure Schedule, (A) none of the Tysa Employee Plans promises or provides retiree medical or other retiree welfare or life insurance benefits to any person; (B) to Tysa's knowledge, Tysa has not incurred any liability under, and has complied in all respects with, the Worker Adjustment Retraining Notification Act, and no fact or event exists that could give rise to liability under such act; and (C) to Tysa's knowledge, no compensation paid or payable to any employee of Tysa has been, or will be, non-deductible by reason of application of Section 162(m) of the Code. No suit, administrative proceeding, action or other litigation has been brought, or to the best knowledge of Tysa is threatened, against or with respect to any such Employee Plan, including any audit or inquiry by the IRS or United States
               Department of Labor. Neither Tysa nor any ERISA Affiliate is a party to, or has made any contribution to or otherwise incurred any obligation under, any "multiemployer plan" as defined in
               Section 3(37) of ERISA;

                           (iv) to Tysa's knowledge, with respect to each Tysa Employee Plan, Tysa has complied with
                                    (A) the applicable  health care continuation
                                    and notice  provisions  of the  Consolidated
                                    Omnibus  Budget  Reconciliation  Act of 1985
                                    ("COBRA")   and  the  proposed   regulations
                                    thereunder    and   (B)    the    applicable
                                    requirements of the Family Leave Act of 1993 and the regulations thereunder, except to the extent that failure to comply would not, in the aggregate, have a Material Adverse Effect;

                           (v) to Tysa's knowledge, the consummation of the transactions contemplated by this Agreement will not (A) entitle any current or former employee or other service provider of Tysa or any ERISA Affiliate to severance benefits or any other payment (including, without limitation, unemployment compensation,
                                    golden   parachute  or  bonus),   except  as
                                    expressly provided in this Agreement, or (B)
                                    accelerate the time of payment or vesting of
                                    any such benefits, or increase the amount of
                                    compensation   due  any  such   employee  or
                                    service provider; and

                           (vi) to Tysa's knowledge, there has been no amendment to, written interpretation or announcement (whether or not written) by Tysa or any ERISA Affiliate relating to, or change in participation or coverage under, any Tysa Employee Plan which would materially increase the expense of maintaining such Plan above the level of expense incurred with respect to that Plan for the most recent fiscal year included in Tysa's financial statements;

                  (s) to Tysa's knowledge, neither the execution and delivery of this Agreement nor the consummation of the transaction contemplated hereby will (i) result in any payment (including, without limitation, severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any director or employee of Tysa; (ii) materially increase any benefits otherwise payable by Tysa; or (iii) result in the acceleration of the time of payment or vesting of any such benefits, that will result in Tysa's violation of its covenants set forth in Section 8.1(h) of this Agreement;

                  (t) to Tysa's knowledge, Tysa is in compliance in all material respects with all currently applicable laws and regulations respecting employment, discrimination in employment, terms and conditions of employment, wages, hours and occupational safety and health and employment practices, and is not engaged in any unfair labor practice. There are no pending claims against Tysa under any workers compensation plan or policy or for long term disability for which Tysa has received written notice thereof. Tysa has no material obligations under COBRA with respect to any former employees or qualifying beneficiaries thereunder. There are no controversies pending or, to Tysa's knowledge, threatened, between Tysa and any of its employees, which controversies have or could reasonably be expected to have a Material Adverse Effect on Tysa. Tysa is not a party to any collective bargaining agreement or other labor unions contract nor does Tysa know of any activities or proceedings of any labor union or organize any such employees;

                  (u) to Tysa's knowledge, Tysa has complied with, is not in violation of, and has not received any notices of violation with respect to, all other federal, state, local or foreign statute, laws or regulations with respect to the conduct of its business, or the ownership or operation of its business and for which a more specific representation and warranty is not otherwise provided in this Agreement, except for such violations or failures to comply as could not reasonably be expected to have a Material Adverse Effect on Target Co;

                  (v) the minute books of Tysa made available to FNTF contain a complete summary of all meetings of directors and stockholders or actions by written consent since the time of incorporation of Tysa through the date of this Agreement, and reflect all transactions referred to in such minutes accurately in all material respects;

                  (w) to Tysa's knowledge, Tysa has delivered or made available true and complete copies of each document which has been requested by FNTF or its counsel in connection with their legal and accounting review of Tysa;

                  (x) Tysa has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or investment bankers' fees or any similar charges in connection with this Agreement or any transaction contemplated hereby. For greater certainty, any fees owing to ACT Consultants, Inc. with respect to this Agreement or the transactions contemplated by this Agreement shall be borne solely by the Vendors, and shall not be obligations of either Tysa or FNTF; and

                  (y) to Tysa's knowledge, there is no Indebtedness of Tysa which is not disclosed or reflected in the Tysa Financial Statements, and the aggregate of all liabilities of Tysa will not materially change prior to the Closing; Tysa is not subject to liability or obligation arising out of the assets, liabilities, business or operations of, or in any other manner in connection with, any of its properties or assets.

         7.                FNTF'S WARRANTIES AND REPRESENTATIONS

         7.1 FNTF warrants and represents to the Vendors and Tysa, with the intent that the Vendors and Tysa will rely thereon in entering into this Agreement and in concluding the transactions contemplated herein that to the best of its knowledge:

                  (a) FNTF is a company duly incorporated, validly existing and in good standing under the laws of Nevada; FNTF is up to date in all material filings required in Nevada, and is not registered or otherwise carrying on business in any other jurisdiction in the USA; FNTF has all requisite corporate authority and power to own its own property and assets, to carry on its business and to enter into the transactions contemplated by this Agreement;

                  (b) FNTF has no subsidiaries or corporate affiliates and has not, at any time, had a corporate name other than FNTF;

                  (c) the execution and delivery of this Agreement and the completion of the transactions contemplated hereby has been, or will as at the Closing be, duly and validly authorized by all necessary corporate action on the part of FNTF, and this Agreement constitutes a legal, valid and binding obligation of FNTF enforceable against FNTF in accordance with its terms;

                  (d) the making of this Agreement and the completion of the transactions contemplated hereby and the performance of and compliance with the terms hereof, does not conflict with or result in the breach of or the acceleration of any indebtedness under, any terms, provisions or conditions of, or constitute default under, the Memorandum or Articles of FNTF or any shareholder agreement indenture, mortgage, deed of trust, agreement, lease, franchise, certificate, consent, permit, licence, authority or other instrument to which FNTF is a party or is bound or any judgment, decree, order, rule or regulation or any securities commission policy or stock exchange rule of any court or administrative body by which FNTF is bound, or, to its knowledge, of any statute or regulation applicable to FNTF;

                  (e) the authorized capital of FNTF consists of 25,000,000 common shares of which 8,500,000 common shares are issued and outstanding as fully paid and non-assessable and, except for the Shares to be acquired under the Private Placement and except as otherwise disclosed to the Vendors and Tysa in the FNTF Financial Statements and interim quarterly statements, no Person holds any securities convertible into Shares or into any other securities of FNTF, or has any agreement, warrant or option or any right capable of becoming an agreement, warrant or option for the purchase of any unissued Shares or other securities of FNTF;

                  (f) the Shares to be acquired by the Vendors will, at the time of issue, be duly allotted, validly issued, fully paid and non-assessable and, upon completion of the purchase and sale of the Vendors' Shares, the Vendors or their nominees shall be the beneficial and registered holders of the Exchanged Shares as fully paid and non-assessable, free and clear of all Liens, if any;

                  (g) the audited financial statements of FNTF dated December 31, 1999, a copy of which is attached as Schedule "C" hereto, have been prepared in accordance with generally accepted accounting principles in the U.S.A., consistently followed through the period indicated, and consistent with past practice, are true and correct in every material respect, present fairly and accurately the financial position and results of the operations of FNTF for the periods then ended, contain no untrue, false or misleading statements of a material fact, and no material fact or information has been omitted therefrom;

                  (h) all material contracts of FNTF are listed on Schedule "F" hereof and have been disclosed or provided to Tysa or the Vendors and all such material contracts are in good standing in all material respects and not in default in any material respect;

                  (i) as at the date of this Agreement, except as disclosed in the FNTF Financial Statements, to the knowledge of FNTF there are no material liabilities, contingent or otherwise, including assessed or unassessed liabilities for taxes and environmental liabilities nor is there any undisclosed litigation, proceeding or investigation pending or threatened against FNTF, its property or business, nor does FNTF know of any basis for any litigation, proceeding or investigation against FNTF, its properties or business;

                  (j) to the knowledge of FNTF there is no Indebtedness of FNTF which is not disclosed or reflected in the FNTF Financial Statements, and the aggregate of all liabilities of FNTF will not materially change prior to the Closing; FNTF is not subject to liability or obligation arising out of the assets, liabilities, business or operations of, or in any other manner in connection with, any of its properties or assets;

                  (k) FNTF has not guaranteed, or agreed to guarantee, any Indebtedness or other obligation of any Person;

                  (l) there are no shareholders of FNTF indebted to FNTF and FNTF is not indebted to any of its shareholders; and

                  (m) FNTF is not a party to any legal proceedings and to FNTF's knowledge, there are no material actions, suits, judgments, investigations or proceedings outstanding or pending or to the knowledge of FNTF threatened against or affecting FNTF at law or in equity or before or by any court or federal, provincial, state, municipal or other governmental authority, department, commission, board, tribunal, bureau or agency and FNTF is not a party to or threatened with any litigation.

                  (n) all of the material transactions of FNTF have been promptly and properly recorded or filed in or with the books or records of FNTF and the minute books of FNTF contain the records of the meetings and proceedings of FNTF's directors, shareholders and other committees, if any;

                  (o) FNTF is not in breach of any statute, regulation or by-law applicable to the operations of FNTF which would have a Material Adverse Effect in the financial position or condition of FNTF;

                  (p) FNTF has no knowledge of any information or facts relating to the affairs, business, operations, assets, liabilities (contingent or otherwise), capital or condition (financial or otherwise) of FNTF, either individually or taken as a whole, except as disclosed hereunder which, if known to the Vendors, might reasonably be expected to deter the Vendors from completing the transactions herein contemplated and any such facts arising or occurring hereafter prior to the Closing shall forthwith be disclosed in writing to the Vendors; and

                  (q) FNTF has no knowledge of any material liabilities of FNTF of any kind whatsoever, whether or not accrued and whether or not determined or determinable, in respect of which the Vendor or Tysa or the Purchaser may become liable on or after the consummation of the transactions contemplated by this Agreement other than those arising in the ordinary course of business.

         8.                COVENANTS OF THE PARTIES

         8.1 Tysa hereby covenants and agrees with FNTF that be-tween the date of this Agreement and the Closing, Tysa will:

                  (a) provide to FNTF and its authorized representatives access to all books, contracts, commitments and records of Tysa, and will furnish such copies (certified if requested) thereof and other information as FNTF may reasonably request, and will take such steps as may be necessary to permit FNTF and its authorized representatives to make such audit of the books of account of Tysa and such physical verification of the Business Interests as FNTF may reasonably see fit;

                  (b) diligently take all reasonable steps to obtain, prior to the Closing, all consents and approvals required to complete the transactions contemplated herein in accordance with the terms and conditions hereof including any consents, waivers and approvals as reasonably requested by FNTF or FNTF's solicitors;

                  (c) together with the Vendors, do any and all things reasonable necessary and use their best efforts, to assist and fully cooperate with FNTF in its efforts to obtain the Approvals;

                  (d) make all such filings as are required in connection with the Bulk Sales laws of Washington State, including, without limitation, the filings and public notice requirements of the Washington State Uniform Commercial Code, if any;

                  (e) take such steps and to assist and fully cooperate with FNTF as may be necessary to comply with the securities and Blue Sky Laws of all jurisdictions which are applicable to the issuance of the Shares pursuant hereto;

                  during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Closing Date, Tysa agrees (except to the extent that the FNTF shall otherwise consent in writing) that Tysa shall promptly notify FNTF of any event or occurrence or emergency that is not in the ordinary course of business of Tysa and that is material and adverse to the business of Tysa. Tysa shall not without the prior consent of FNTF (i) amend its Certificate of Incorporation in any manner that would materially adversely affect the rights of holders of FNTF shares, (ii) issue, deliver or sell or authorize or propose the issuance, delivery or sale of, or purchase or propose the purchase of, any shares of its capital stock of any class or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities, except for the issuance of shares of its capital stock or options to purchase shares of its capital stock (A) in connection with privately negotiated sales of stock pursuant to corporate partnering arrangements in effect on the date hereof, or (B) pursuant to stock option grants or exercises or other employee stock benefit plans, (iii) take, or agree in writing or otherwise to take, any action that would make any of the representations, warranties or covenants of Tysa contained in this Agreement untrue or incorrect or prevent Tysa from performing or cause Tysa not to perform its covenants hereunder, or (iv) declare or pay any cash dividends or make any other cash distributions in respect of any of its capital stock, or repurchase or otherwise acquire, directly or indirectly any shares of its capital stock (other than in connection with the repurchase of stock from terminated employees), that will result in the violation of the covenants set forth in Section 8.1 of this Agreement; and

(g) that Tysa shall have maintained a minimum of net current assets on the Closing Date of at least US$60,000, of which a minimum of US$15,000 shall be in cash or cash equivalents.

         8.2 FNTF hereby covenants and agrees with Tysa and the Vendors that between the date of this Agreement and the Closing, FNTF will:

                  (a) provide to the Vendors and their authorized representatives access to all books, contracts, commitments and records of FNTF and will furnish such copies (certified if requested) thereof and other information as the Vendors may reasonably request, and will take such steps as may be necessary to permit the Vendors and their authorized representatives to make such audit of the books of account of FNTF and such physical verification of the assets of FNTF as the Vendors may reasonably see fit;

                  (b) unless otherwise provided by the by-laws of FNTF or Nevada corporations law, call a general meeting of its shareholders to be held as soon as practicable after execution hereof to consider and, if thought fit, approve resolutions respecting the following matters, subject to the Closing taking place, together with such amendments as the Vendors may specify prior to the date notice of such meeting is mailed to FNTF's shareholders:

                           (i) approval of the Name Change and any other amendment to the organizing documents of FNTF to increase the board of directors by one director and to provide that two nominees of Vendors shall be appointed to the board of directors of FNTF following the Closing, all by special resolution;

                           (ii) approval of the following matters as one resolution: the purchase of the Vendors' Shares by FNTF on the terms and conditions hereof; the issuance and allotment of the Shares to the Vendors as contemplated herein, and any change in control resulting therefrom, including but not limited to the agreement to elect the two nominees of Vendors to the board of directors of FNTF following the Closing; and the issuance of the Private Placement Shares; and

                           (iii) such other matters pertaining to the transactions contemplated herein as may be required by FNTF or reasonably requested by Tysa or the Vendors;

                  (c) prepare and file as soon as practical after the exe-cution of this Agreement a share exchange takeover bid for Abstract;

                  (d) use its best efforts to raise US$500,000 by way of the Private Placement for the Private Placement Shares;

                  (e) use its reasonable best efforts to obtain the Approvals and deliver written confirmation of the same, to the Vendors;

(f) attend to all corporate matters to carry out and implement the Name Change as soon as possible, to have effect immediately following the Closing; and

                  (g) during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Closing Date, FNTF agrees (except to the extent that the Vendors and Tysa shall otherwise consent in writing) that FNTF shall promptly notify Tysa of any event or occurrence or emergency that is not in the ordinary course of business of FNTF and that is material and adverse to the business of FNTF. FNTF shall not without the prior consent of Vendors and Tysa (i) amend its Certificate of Incorporation in any manner that would materially adversely affect the rights of Vendors and Tysa, (ii) issue, deliver or sell or authorize or propose the issuance, delivery or sale of, or purchase or propose the purchase of, any shares of its capital stock of any class or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities, except for the issuance of shares of its capital stock or options to purchase shares of its capital stock in connection with this Agreement,
                  (iii) take, or agree in writing or otherwise to take, any action that would make any of the representations, warranties or covenants of FNTF contained in this Agreement untrue or incorrect or prevent FNTF from performing or cause FNTF not to perform its covenants hereunder, or (iv) declare or pay any cash dividends or make any other cash distributions in respect of any of its capital stock, or repurchase or otherwise acquire, directly or indirectly any shares of its capital stock.

         9.                SURVIVAL

         9.1 The representations, warranties, covenants and agreements of the Vendors and Tysa contained herein and those contained in the documents and instruments delivered pursuant hereto will survive the Closing Date, and notwithstanding the completion of the transactions herein contemplated, the waiver of any condition contained herein (unless such waiver expressly releases the Vendors or Tysa of such representation, warranty, covenant or agreement), or any investigation by FNTF, the same will remain in full force and effect thereafter for a period of 18 months.

         9.2 The representations, warranties, covenants and agreements of FNTF contained herein and those contained in the documents and instruments delivered pursuant hereto will survive the Closing Date, and notwithstanding the completion of the transactions herein contemplated, the waiver of any condition contained herein (unless such waiver expressly releases FNTF of such representation, warranty, covenant or agreement) or any investigation by the Vendors, the same will remain in full force and effect, thereafter for a period of 18 months.

         10.               CONDITIONS PRECEDENT

         10.1 The obligations of FNTF to consummate the transactions herein contemplated are subject to the fulfilment of each of the following conditions at the times stipulated:

         (a) the representations and warranties of the Vendors and Tysa contained herein will be true and correct in all material respects at and as of the Closing except as may be in writing disclosed to and approved by FNTF;

         (b) all covenants, agreements and obligations hereunder on the part of the Vendors and Tysa to be performed or complied with at or prior to the Closing, including the obligation of the Vendors and Tysa to deliver the documents and instruments herein provided for, have been performed and complied with at and as of the Closing;

          (c)     all Approvals having been received;

          (d) the parties will work together in good faith to sign any and all other definitive agreements necessary and appropriate to effect the purpose and agreements set forth herein;

          (e) FNTF and its professional advisors and agents may conduct due diligence of the Vendors and Tysa, including but not limited to reviews of corporate information, status of environmental matters, detailed financial statements, meetings with management, material contracts, title to assets, etc. The Vendors and Tysa will make full disclosure of existing and contingent material liabilities and any material changes or facts with respect to Tysa, and any all other items of a material nature which may reasonably affect FNTF's decision to proceed with the Transaction. The parties will execute and deliver all such further documents and instruments and do all such acts and things as the respective counterparties may reasonably require in order to carry out the due diligence process; and

          (f) in the opinion of counsel to FNTF, the proposed transactions will be in compliance with all applicable securities laws.

         10.2 The conditions set forth in Section 10.1 are for the exclusive benefit of FNTF and may be waived by FNTF in writing in whole or in part at any time.

         10.3 The obligations of the Vendors and Tysa to consummate the transactions herein contemplated are subject to the fulfilment of each of the following conditions at the times stipulated:

         (a) the representations and warranties of FNTF contained here-in will be true and correct in all material respects at and as of the Closing except as may be in writing disclosed to and approved by the Vendors;

         (b) all covenants, agreements and obligations hereunder on the part of FNTF to be performed or complied with at or prior to the Closing, including in particular FNTF's obligations to deliver the documents and instruments herein provided for, including the Approvals, having been performed and complied with as of the Closing; and

         (c)      all Approvals having been received.


         10.4 The conditions set forth in Section 10.3 are for the exclusive benefit of the Vendors and Tysa and may be waived by the Vendors and Tysa in whole or in part at any time.

         11.               TRANSACTIONS OF THE VENDORS AT THE CLOSING

         11.1 At the Closing, the Vendors will deliver or cause to be delivered to FNTF the following:

                  (a) share certificates representing the Vendors' Shares registered in the names of the Vendors, duly endorsed for transfer to FNTF;

                  (b) all such other documents as may be reasonably requested by FNTF to properly carry out the purchase and sale contemplated hereby including, if requested, a legal opinion of counsel for the Vendors and Tysa; and

                  (c)      management agreement executed by Steve.

         11.2 At the Closing, Tysa will deliver or cause to be delivered to FNTF the following:

                  (a) certified copies of resolutions of directors of Tysa authorizing the transfer of the Vendors' Shares and the registration of the Vendors' Shares in the name of FNTF and authorizing the issue of a new share certificate or certificates representing common shares in the capital of FNTF equal in number to the Vendors' Shares, in the name of FNTF; and

                  (b) a duly issued share certificate or certificates registered in the name of FNTF representing common shares in the capital of Tysa equal in number to the Vendors' Shares.

         12.               TRANSACTIONS OF FNTF AT THE CLOSING

         12.1 At the Closing, FNTF shall deliver or cause to be delivered to Tysa and the Vendors the following:

                  (a)      copies of all written Approvals;

                  (b) written confirmation of the Transfer Agent that the Shares have been issued to the Vendors specified in Schedule "A";

                  (c) all necessary forms as required by securities laws and the rules thereto respecting the issuance of the Shares and the Private Placement Shares;

                  (d)      resignation of one director of FNTF;

                  (e) copies of all resolutions of the directors of FNTF authorizing FNTF to:

                           (i)      enter into and fulfil the terms of this
               Agreement;

                           (ii)     implement the Name Change of FNTF;

                           (iii) issue the Private Placement Shares and the Shares; and

                           (iv) appoint the two new directors of FNTF as contemplated herein.

                  (f) written confirmation of FNTF having prepared all documentation required to complete the Name Change, other than documentation to be filed following the Closing, which will be tabled at Closing and filed immediately thereafter;

                  (g) all such documents and agreements as may be required to carry out the Private Placement;

                  (h) copies of all resolutions of the members of FNTF passed at the Shareholders Meeting to approve those matters as set forth in section 8.2(b); and

                  (i) all such other documents as may be reasonably requested by the Vendors or Tysa to properly carry out the purchase and sale contemplated hereby including, if requested, a legal opinion of counsel to FNTF; and

                  (j)      management agreement duly executed by Steve.


13.               POST CLOSING AGREEMENTS

                    13.1 The Vendors severally will indemnify and hold harmless FNTF from and against any and all losses, damages or deficiencies resulting from any material misrepresentation, breach of warranty or nonfulfillment of any covenant on the part of the Vendors under this Agreement or from any material misrepresentation in or omission from any certificate or other instrument furnished or to be furnished by the Vendors to FNTF hereunder, and any and all actions, suits, proceedings, demands, assessments, judgments, costs and legal and other expenses incidental to any of the foregoing, provided that FNTF shall have provided to the Vendors written notice of its claim for such indemnification within 18 months after the date of Closing.

13.2 FNTF will indemnify and hold harmless the Vendors and Tysa from and against:

         (a) any and all losses, damages or deficiencies resulting from any material misrepresentation, breach of warranty or nonfulfillment of any covenant on the part of FNTF under this Agreement or from any material misrepresentation in or omission from any certificate or other instrument furnished or to be furnished to the Vendors or Tysa hereunder;

         (b) any and all losses, damages or deficiencies resulting from any Indebtedness of FNTF save and except Indebtedness disclosed in the FNTF Financial Statements or disclosed in writing hereunder; and

         (c) any and all actions, suits, proceedings, demands, assess-ments, judgments, costs and legal and other expenses incidental to any of the foregoing.

13.3              Tysa will indemnify and hold harmless FNTF from and against:

         (a) any and all losses, damages or deficiencies resulting from any material misrepresentation, breach of warranty or nonfulfillment of any covenant on the part of Tysa under this Agreement or from any material misrepresentation in or omission from any certificate or other instrument furnished or to be furnished to FNTF hereunder;

         (b) any and all losses, damages or deficiencies resulting from any Indebtedness of Tysa save and except Indebtedness disclosed in the Tysa Financial Statements or disclosed in writing hereunder; and

         (c) any and all actions, suits, proceedings, demands, assess-ments, judgments, costs and legal and other expenses incidental to any of the foregoing.

                    13.4 Limitation on Indemnification. Except as set forth herein, the following limitations shall apply to the rights of indemnification set forth in Sections 13.1 through 13.3 hereof as applicable (and notwithstanding Sections 9.5 and
                    9.6 hereof): (a) the liability of the Indemnitor shall be net of any insurance benefits received by Indemnitee (or in the case of indemnification by Vendors, of insurance benefits received by the Company) and any tax benefits received by Indemnitee (or in the case of indemnification by Vendors, of tax benefits received by the Company) in respect of the loss giving rise to the Claim for indemnification;
                    (b) any indemnification payments made by FNTF shall constitute an increase, and any indemnification payments made by Vendors or Tysa shall constitute a reduction, of the Purchase Price; (c) the indemnification payable by Vendors hereunder shall not exceed USD$500,000.00; and (d) no indemnification shall be required from the Tysa or the Vendors until the aggregate amount of FNTF's damages exceeds USD$25,000.00, and then only for the amount in excess of USD$25,000.00.

14.               TIME OF THE ESSENCE

14.1     Time is of the essence in this Agreement.

15.               FURTHER ASSURANCES

15.1 The parties will execute and deliver such further documents and instruments and do all such acts and things as may be required to carry out the full intent and meaning of this Agreement and to effect the transactions contemplated by this Agreement.

15.2 Each of the Vendors hereby appoints Tysa as its agent to deliver, on behalf of such Vendor, all such further documents as may, at the Closing, be required to be delivered by such Vendor (in order to effect the transactions contemplated by this Agreement).

16.               SUCCESSORS AND ASSIGNS

16.1 This Agreement will enure to the benefit and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns.

17.               COUNTERPARTS

17.1 This Agreement may be executed in several counterparts, and by facsimile, each of which will be deemed to be an original and all of which will together constitute one and the same instrument.

18.               NOTICE

18.1 Any notice, request, demand or other communication required or permitted to be given or sent or delivered hereunder to any party hereto shall be deemed to have been properly given when delivered , sent by registered mail or sent by facsimile with all postage or other charges fully prepaid, and addressed to the parties respectively as follows:

         (a)      to FNTF:

                  c/o Suite 220, 1495 Ridgeview Drive
                        Reno, Nevada, USA  89509

                  Facsimile:  775 827-6311

                  Attention:  President

                  with a copy to Michael J. Morrison:

                  Suite 220, 1495 Ridgeview Drive
                  Reno, Nevada, USA  89509

                  Facsimile:  775 827-6311

         (b)      to the Vendors or Tysa:

                  16700 198th Avenue N.E.
                  Woodinville, WA, USA 98072

                  Facsimile:  425 844 2850

                  Attention:  President

         with a copy to:

                  Foster, Swift, Collins & Smith, P.C.
                  313 S. Washington Square
                  Lansing, MI, USA 48933

                  Facsimile: 517 371 8200

                  Attention:  Louis K. Nigg

or such other address as any party hereto may specify by notice in writing in accordance with this section 18 to the others.

18.2 Any notice, request, demand or other communication delivered will be deemed to be given when delivered.

                    18.3 Any notice, request, demand or other communication sent by facsimile on a business day will be deemed conclusively to have been effectively given on the date notice was given, if sent during normal business hours, and if not, on the next business day thereafter.

                    18.4 Any notice, request, demand or other communication delivered or sent by prepaid registered mail will be deemed conclusively to have been effectively given on the third business day after posting; but if at the time of posting or between the time of posting and the third business day thereafter there is a strike, lockout or other labour disturbance affecting postal service, then the notice will not be effectively given until actually delivered.

21.               PROPER LAW

21.1 This Agreement will be governed by and construed in accordance with the laws of Nevada and the parties will attorn to jurisdiction of the Courts thereof.

22.               ANNOUNCEMENTS

22.1 No announcements with respect to this Agreement will be made by any party hereto without the prior approval of the other parties. The foregoing will not apply to any announcement by any party required in order to comply with laws pertaining to timely disclosure, provided that such party consults with the other parties before making any such announcement.

23.               ASSIGNMENT

23.1 The rights of FNTF, Tysa and the Vendors hereunder are not be assignable.

24.               ENTIRE AGREEMENT

24.1 This Agreement and the Schedules referred to herein constitute the entire agreement between the parties hereto and supersede all prior agreements, representations, warranties, statements, promises, information, arrangements and understandings, whether oral or written, express or implied, with respect to the subject matter hereof. None of the parties hereto shall be bound or charged with any oral or written agreements, representations, warranties, statements, promises, information, arrangements or understandings not specifically set forth in this Agreement or in the schedules, documents and instruments to be delivered on or before the Closing pursuant to this Agreement.

25.               WAIVER

25.1 Any party hereto which is entitled to the benefits of this Agreement may, and has the right to, waive any term or condition hereof at any time on or prior to the Closing; provided, however, that such waiver shall be evidenced by written instrument duly executed on behalf of such party.

26.               AMENDMENTS

26.1 No modification or amendment to this Agreement may be made unless agreed to by the parties hereto in writing.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement under seal as of the day and year first above written.

FLINTROCK FINANCIAL SERVICES INC.

Per:
      Authorized Signatory

TYSA CORPORATION

Per:
      Authorized Signatory

Selling Shareholders of Tysa Corporation:

Signed and Delivered by                          )
STEVEN VAN LEEUWEN                               )
in the presence of:                              )
                                                 )    /s/ STEVEN VAN LEEUWEN
                                                 -----------------------------
                                                 )        STEVEN VAN LEEUWEN
-------------------------
Signature                                        )
Print Name:



Signed and Delivered by                          )
KATHLEEN VAN LEEUWEN                             )
in the presence of:                              )
                                                 )   /s/ KATHLEEN VAN LEEUWEN
                                                 ----------------------------
                                                 )        KATHLEEN VAN LEEUWEN
------------------------
Signature                                        )
Print Name:


                                  SCHEDULE "A"

                     VENDORS' SHARES PURCHASED AND EXCHANGED

----------------- ----------------------- --------------------------- ------------------ ---------------------------

    Vendors         Number Of Vendors'    Number Of Exchanged Shares     Shares Held       Shares To Be Received
                          Shares
----------------- ----------------------- --------------------------- ------------------ ---------------------------

   Steve Van             21,038*                  1,050,000                   0                  1,050,000
    Leeuwen

----------------- ----------------------- --------------------------- ------------------ ---------------------------

  Kathleen Van           21,037*                  1,050,000                   0                  1,050,000
    Leeuwen
----------------- ----------------------- --------------------------- ------------------ ---------------------------

* These  42,075  common  shares of Tysa are  actually  jointly held by Steve Van
Leeuwen and Kathleen Van Leeuwen as joint tenants with rights of survivorship.



                                  SCHEDULE "B"

                           BUSINESS INTERESTS OF TYSA

                                  SCHEDULE "C"

                                    FLINTROCK

                              FINANCIAL STATEMENTS


                                  SCHEDULE "D"

                             SECURITIES TO BE ISSUED


Description of Securities                                                Number
-------------------------                                                ------

Shares to be issued to Vendors                                              2,100,000

Private Placement Shares to be issued                                         225,000

Total:                                                                      2,325,000




                                  SCHEDULE "E"

                           MATERIAL CONTRACTS OF TYSA

                                  SCHEDULE "F"

                         MATERIAL CONTRACTS OF FLINTROCK

                                       NIL

                                  SCHEDULE "G"

                            TYSA FINANCIAL STATEMENTS

                                  SCHEDULE "H"

                              MANAGEMENT AGREEMENT